Exhibit 99.1
Nordstrom 401(k) Plan &
Profit Sharing
Financial Statements as of and for the Years Ended
December 31, 2008 and 2007, and Supplemental Schedule as of
December 31, 2008, and
Report of Independent Registered Public Accounting Firm

NORDSTROM 401(k) PLAN & PROFIT SHARING
TABLE OF CONTENTS

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

FINANCIAL STATEMENTS:

Statements of Net Assets Available for Benefits as of December 31, 2008 and 2007	2

Statements of Changes in Net Assets Available for Benefits for the Years Ended December 31, 2008 and 2007	3

Notes to Financial Statements as of and for the Years Ended December 31, 2008 and 2007	4

SUPPLEMENTAL SCHEDULE AS OF DECEMBER 31, 2008:

Form 5500, Schedule H, Part IV, Line 4i - Schedule of Assets (Held at End of Year)	13
All other schedules required by Section 2520.103-10 of the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Retirement Committee
Nordstrom 401(k) Plan & Profit Sharing
Seattle, Washington
We have audited the accompanying statements of net assets available for benefits of Nordstrom 401(k) Plan & Profit Sharing (the “Plan”) as of December 31, 2008 and 2007, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2008 and 2007, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.
Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets (held at end of year) as of December 31, 2008 is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan’s management. Such schedule has been subjected to the auditing procedures applied in our audit of the basic 2008 financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.
/s/ DELOITTE & TOUCHE LLP
Seattle, Washington
June 11, 2009

NORDSTROM 401(k) PLAN & PROFIT SHARING
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
AS OF DECEMBER 31, 2008 AND 2007
(dollars in thousands)

	2008	2007
ASSETS:
Participant-directed investments - at fair value	$1,190,564	$1,770,992
Employer contributions receivable	35,586	50,649
Accrued interest and dividends receivable	2,482	1,439
Other assets	2,673	2,169

Total assets	1,231,305	1,825,249

LIABILITIES:
Trustee and administrative fees payable	801	1,579
Excess contributions payable to participants	389	567
Payables for securities purchased	803	—

Total liabilities	1,993	2,146

NET ASSETS AVAILABLE FOR BENEFITS AT FAIR VALUE	1,229,312	1,823,103

Adjustments from fair value to contract value for fully benefit-responsive investment contracts	10,077	(2,428)

NET ASSETS AVAILABLE FOR BENEFITS	$1,239,389	$1,820,675

The accompanying Notes to Financial Statements are an integral part of these statements.

NORDSTROM 401(k) PLAN & PROFIT SHARING
STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEARS ENDED DECEMBER 31, 2008 and 2007
(dollars in thousands)

	2008	2007
ADDITIONS:

Contributions:
Employer contributions	$35,586	$50,649
Participant contributions	70,044	73,216

Total contributions	105,630	123,865

Investment (losses) income:
Net depreciation in fair value of investments	(597,985)	(4,939)
Interest and dividends	43,687	82,157

Total net investment (losses) income	(554,298)	77,218

DEDUCTIONS:
Benefit payments to participants	(128,830)	(138,662)
Trustee fees, administrative expenses, and other	(3,788)	(4,721)

Total deductions	(132,618)	(143,383)

NET (DEDUCTIONS) ADDITIONS	(581,286)	57,700

NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year	1,820,675	1,762,975

End of year	$1,239,389	$1,820,675

The accompanying Notes to Financial Statements are an integral part of these statements.

NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007
(dollars in thousands)

1.	THE PLAN AND SIGNIFICANT ACCOUNTING POLICIES

General—The Nordstrom 401(k) Plan & Profit Sharing (the “Plan”), as amended, was originally established on January 1, 1953. The Plan is an individual account profit sharing plan, which, since February 1, 1988, has included a 401(k) feature. Participants should refer to the Plan documents for a more complete description of the Plan’s provisions. The following description is for informational purposes only and does not bind the Plan.

All employees in an eligible employment classification of Nordstrom, Inc. and participating subsidiaries (the “Company”) are eligible to participate in the Plan. For purposes of eligibility for Company profit sharing and matching contributions, participation begins on the first day of the calendar month coinciding with or following the one-year anniversary from the employee’s original hire date. For purposes of eligibility to make elective salary deferrals (401(k) contributions), for employees hired on or after March 1, 2007, participation begins on their employment commencement date. The Plan also contains special eligibility provisions to ensure that all eligible employees enter the Plan by the latest participation date required under the applicable provisions of the Internal Revenue Code.

Eligible employees who neither make an affirmative salary deferral election nor affirmatively opt out of the Plan are automatically enrolled in the Plan beginning on the first of the month coinciding with or following the first anniversary of the employee’s employment commencement date with a salary deferral contribution equal to 2% of compensation. Employees have the option to elect a zero percent salary deferral or to change their salary deferral percentage at any time in accordance with the Plan.

For the Plan years ended December 31, 2008 and 2007, to qualify for Company profit sharing and matching contributions, participants must work at least 1,000 hours during the payroll calendar year and be employed on the last day of the Plan Year (the “last day” requirement is waived if the participant terminates employment due to retirement, disability or death).

In August 2008, the Plan was restated to incorporate the amendments made since the 2004 Plan restatement. In addition, the Plan was amended as follows:
•	to clarify the definition of compensation and reflect rules for aggregating compensation paid by members of the controlled group;

•	to clarify the definition of employer;

•	to clarify the definition of taxable year;

•	to clarify the definition of year of service;

•	to allow forfeitures to be used to pay plan expenses;

•	to reflect changes to the Plan to conform to eligible automatic contribution arrangement (EACA) rules and provisions for “gap” period income on elective deferrals in excess of 402(g) limit;

NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007
(dollars in thousands)

•	to reflect compliance with final regulations under IRS Code Section 415(c);

•	to reflect the 3-year maximum cliff vesting schedule for employer contributions under the Pension Protection Act;

•	to reflect the implementation of the 180-day rule for spousal consent under the Pension Protection Act;

•	to reflect the implementation of expanded rollover provisions under the Pension Protection Act
Plan Contributions—Profit Sharing Contributions—The Company’s Board of Directors establishes the Company profit sharing contribution, if any, each year. The Board of Directors has complete discretion in determining the amount of the profit sharing contribution. Profit sharing contributions are invested in participant-directed investments or, if the participant does not make an investment election, defaulted into the Nordstrom Select Moderate Fund. The Company’s contribution for each Plan year is allocated based on a weighting of years of service and eligible compensation among the participants who qualify for a profit sharing contribution. For Plan purposes, eligible compensation generally includes salary and wages paid for employee service, including bonuses and commissions and excludes reimbursements and expense allowances, employee awards, fringe and welfare benefits, moving expenses, severance and disability pay, contributions to a nonqualified deferred compensation program and amounts received as stock or under any stock-based compensation program, and is capped by limits set under the Internal Revenue Code ($230 for the Plan Year ended December 31, 2008).
Employee 401(k) Contributions—Eligible employees may elect to defer eligible compensation on a pretax basis, an after-tax Roth basis, or a combination of both. The maximum elective salary deferral percentage for Non-Highly Compensated Employees (NHCEs) is 50% and for Highly Compensated Employees (HCEs) is 15%. Employees age 50 and over are allowed a catch-up contribution on a pre-tax basis, an after-tax Roth basis, or a combination of both. For all employees, the Internal Revenue Service (IRS) limits participant contributions to a maximum of $15.5 ($20.5 for those age 50 or older) in 2008.
Company Matching Contributions—The Company’s matching contribution consists of a match of 100% of eligible participants’ elective contributions (excluding catch-up contributions) up to 4% of the participants’ eligible compensation. Refer to Note 7, Subsequent Event, for further discussion.
Investment Programs—Participants are able to direct the investment of their accounts (including Company matching and profit sharing contributions) among any of the available funds. The available funds as of December 31, 2008 are listed in the accompanying Schedule of Assets (held at end of year). The available funds are regularly reviewed by the Retirement Committee and are subject to change at any time.
Participation in Investment Activity—Individual accounts are credited daily with a pro rata share of investment income (loss) experienced by the respective Plan funds into which their account balances have been directed.

NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007
(dollars in thousands)

Vesting in the Plan— Employees who terminate employment due to retirement, death, or total disability are 100% vested in their Plan accounts, regardless of years of service. For purposes of the Plan, “retirement” is defined as ending employment at age 60 or older. On termination of employment for reasons other than retirement, disability, or death, the amounts credited to the accounts of participants are vested as follows:

Company Profit Sharing Contributions—Participants are immediately 100% vested in Company profit sharing contributions attributable to plan years beginning on and after January 1, 2000. For contributions received prior to January 1, 2000, participants are vested 20% after completing three years of service and will be credited with an additional 20% vesting for each additional year of service (1,000 hours of service in a payroll calendar year) until 100% vested at seven years.
Employee Contributions—Employee contributions (i.e., salary deferral, catch-up and rollover contributions) are always 100% vested.
Company Matching Contributions—Company matching contributions for employees hired prior to January 1, 2000, are 100% vested. Company matching contributions for employees whose first hour of service with the Company occurred on or after January 1, 2000 vest as follows: 33% after completing one year of service and 67% after two years of service. After three years of service, all Company matching contributions are 100% vested.

Forfeitures—Forfeitures of unvested Company matching or profit sharing contributions from terminated participant accounts are used to offset future Company matching contributions, to offset future Company profit sharing contributions, or to pay expenses of Plan administration, as determined by the Retirement Committee. During the years ended December 31, 2008 and 2007, employer contributions were offset by forfeitures of $650 and $1,722 respectively.

Benefits—On termination of service, a participant (or participant’s beneficiary in the case of death) may elect to receive the value of the vested interest in his or her account as a lump-sum distribution or, if the vested account balance excluding the rollover account exceeds $1, elect to remain in the plan. When an active participant reaches age 59 1/2 and continues to work for the Company, the participant is eligible to receive a partial or full distribution of his or her retirement benefits.

Payment of Benefits—Benefits are recorded when paid. Benefits payable to participants who have withdrawn from participation in the Plan as of December 31, 2008 and 2007 were $308 and $200, respectively.

Participant Loans—Participants may borrow from their fund accounts a minimum of $1 up to a maximum equal to the lesser of $50 or 50% of their vested account balance. Loan terms are a maximum of 60 months or up to 20 years for the purchase of the principal residence of a participant. The loans are secured by the balance in the participant’s account and bear fixed interest at rates commensurate with prevailing rates but not less than 1% over the then current prime rate as published by the Wall Street Journal. Interest rates for participant loans outstanding at December 31, 2008 range from 5% to 10.5% and are determined at the time the loan is approved. Principal and interest are paid semi-monthly through payroll deductions. Participants may pay monthly upon termination or leave of absence. Payment obligations are suspended for participants during approved leaves of absence not longer than 12 months and during periods of qualified military service. No more than two loans may be outstanding at any one time.

NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007
(dollars in thousands)

Trustees and Administrator of the Plan—The asset trustees of the Plan are Mercer Trust Company (all assets except the Nordstrom Select Funds) and The Bank of New York Mellon (Mellon) (Nordstrom Select Funds only).

The Plan is administered by the Company in conjunction with the Retirement Committee, a committee appointed by the Company’s Board of Directors composed of the following individuals as of December 31, 2008:

•	Mary D. Amundson	Vice President, Employee Benefits
•	David G. Johansen	Vice President, Secretary and Counsel
•	Michael G. Koppel	Executive Vice President and Chief Financial Officer
•	Erik B. Nordstrom	Executive Vice President and President – Stores
•	Delena M. Sunday	Executive Vice President, Human Resources and Diversity Affairs
•	Brooke White	Vice President, Corporate Communications
Mercer Human Resource Services provided administrative services for the years ended December 31, 2008 and 2007.

Termination of the Plan—Although it has not expressed an interest to do so, the Company reserves the right to suspend, discontinue, or terminate the Plan at any time. The Company may determine whether a suspension or discontinuance of contributions will or will not constitute termination of the Plan. Refer to Note 7, Subsequent Event, for further discussion.

In the event the Plan is terminated, the respective accounts of the participants under the Plan shall become fully vested and nonforfeitable. After payment of expenses properly chargeable against the Plan, the trustees shall distribute all Plan assets to the participants in the proportions determined by their respective accounts.

Tax Status—The IRS has determined and informed the Company by a letter dated October 4, 2004, that the Plan is designed in conformity with the applicable requirements of the Internal Revenue Code. An application for an updated letter from the IRS was filed on January 15, 2009. The Company and Plan management believe that the Plan is currently designed and operated in compliance with the applicable requirements of the IRC and the Plan and related trust continue to be tax-exempt. Therefore, no provision for income taxes has been included in the Plan’s financial statements.

Basis of Accounting—The accompanying financial statements have been prepared on the accrual basis of accounting.

NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007
(dollars in thousands)

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

Fair Value Measurements—Effective January 1, 2008, the Plan adopted Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This statement applies whenever other accounting pronouncements require or permit fair value measurements. Refer to Note 3, Fair Value Measurement, for the required disclosures under SFAS 157.

Risks and Uncertainties—The Plan utilizes various investment instruments, including common stock, mutual funds and investment contracts. Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the financial statements.

Other Assets—Prior to 1993, after five years in the Plan, participants were allowed to purchase life insurance with up to 25% of their annual contributions. This option was terminated in May 1992; however, the Plan still holds previously purchased life insurance for participants. These amounts are recorded at the cash surrender value of the New England Life Insurance policy.

Investment Income—Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date. Net unrealized and realized investment gains and losses are calculated based upon the fair value at the beginning of the year for investments held at that date and the cost of investments purchased during the year.

Administrative Expenses—Administrative expenses of the Plan are paid by the Plan (or the Company) as provided in the Plan document.

2.	INVESTMENTS

The Plan’s investments are held by the trustees and are recorded at fair value. Shares of mutual funds are valued at quoted market prices, which represent the net asset value of shares held by the Plan at year end. Common stock is valued at quoted market prices. Common collective trust funds are stated at fair value as determined by the issuer of the common/collective trust funds based on the fair market value of the underlying investments. Common collective trust funds with underlying investments in investment contracts are valued at fair market value of the underlying investments and then adjusted by the issuer to contract value.

The Putnam Stable Value Fund is a stable value fund that is a common collective trust fund. The fund may invest in fixed interest insurance investment contracts, money market funds, corporate and government bonds, mortgage-backed securities, bond funds, and other fixed income securities. Participants may ordinarily direct the withdrawal or transfer of all or a portion of their investment at contract value. Contract value represents contributions made to the fund, plus earnings, less participant withdrawals.

NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007
(dollars in thousands)

2.	INVESTMENTS (CONTINUED)

The weighted average market yield and weighted average crediting rate for the Putnam Stable Value fund at December 31 are as follows:

	2008	2007
Weighted average market yield	1.55%	3.44%
Weighted average crediting rate	4.16%	5.31%
The following table presents the value of investments that represent 5% or more of the Plan’s net assets available for benefits as of December 31:

	2008	2007

Nordstrom Select Moderate Fund	$422,603	$609,519
Putnam Stable Value Fund	148,834	119,642
American Funds Europacific Growth	116,958	218,660
Nordstrom Company Stock Fund	80,365	205,438
Dodge & Cox Stock Fund	68,923	129,501
Participant Loans	65,784	*
Rainier Small Cap Equity Institutional	*	113,074
*	Fund balance did not exceed 5% of Plan net assets
During 2008 and 2007, the Plan’s investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated (depreciated) in value as follows:

	Appreciation (Depreciation)
	2008	2007
Common stock	$(126,682)	$(70,472)
Mutual funds/Proprietary plan fund	(467,027)	64,777
Common/collective trust	23	3
Brokerage assets	(4,299)	753
	$(597,985)	$(4,939)
In accordance with Financial Accounting Standards Board Staff Position, FSP AAG INV-1 and SOP 94-4-1, Reporting of Fully Benefit-Responsive Contracts Held by Certain Investment Companies Subject to the AICPA Investment Company Guide and Defined-Contribution Health and Welfare and Pension Plans (the “FSP”), the statements of net assets available for benefits present an investment contract at fair value, as well as an additional line item showing an adjustment of the fully benefit-responsive contract from fair value to contract value. The statement of changes in net assets available for benefits is presented on a contract value basis and is not affected by the FSP. Fair value of the contract is calculated by discounting the related cash flows based on current yields of similar instruments with comparable durations.

NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007
(dollars in thousands)

3.	FAIR VALUE MEASUREMENT

Effective January 1, 2008, the Plan adopted Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This statement applies whenever other accounting pronouncements require or permit fair value measurements.

In accordance with SFAS 157, the Plan classifies its investments into Level 1, Level 2 and Level 3 as defined below:
Level 1: Quoted market prices in active markets for identical assets or liabilities
Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3: Unobservable inputs reflecting the reporting entity’s own assumptions
The following table sets forth, by level within the fair value hierarchy, a summary of the Plan’s investments that were measured at fair value on a recurring basis as of December 31, 2008.

	Total	Level 1	Level 2	Level 3
Common stock	$80,365	$80,365	$—	$—
Mutual funds/proprietary plan fund	885,155	638,891	85,511	160,753
Participant loans	65,784	—	—	65,784
Common/collective trust	148,834	7,531	141,303	—
Brokerage assets	10,426	10,426	—	—

Total	$1,190,564	$737,213	$226,814	$226,537

The following is a reconciliation of the beginning and ending balances of the fair value measurements using significant unobservable inputs for level 3 assets:

	Level 3
		Proprietary	Participant
	Total	plan fund	loans
Beginning balance	$327,917	$262,498	$65,419
Total realized gains in net assets available for benefit	35,107	35,107	—
Total unrealized losses in net assets available for benefit	(93,716)	(93,716)	—
Purchases, issuances and settlements	(42,781)	(43,146)	365
Transfers in/out, net	10	10	—

Ending balance	$226,537	$160,753	$65,784

The amount of total losses for the period included in changes in net assets available for benefit attributable to the changes in unrealized gains or losses relating to assets still held at the reporting date for level 3 assets was $(85,518).

NORDSTROM 401(K) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007
(dollars in thousands)

4.	EXEMPT PARTY-IN-INTEREST TRANSACTIONS

Mellon Bank, N.A. was trustee of the Nordstrom Select Funds from April 1, 2005 to June 30, 2007. Effective July 1, 2007, Mellon Bank, N.A. changed its name to The Bank of New York Mellon and continues to be the trustee of the Nordstrom Select Funds. Mercer Trust Company (previously Putnam Fiduciary Trust Company) has been trustee of all assets of the Plan other than the Nordstrom Select Funds since January 1, 2005. Accordingly, Mellon Bank, N.A., The Bank of New York Mellon and Mercer Trust Company, are each a party-in-interest with respect to the Plan. The Plan invested in investment funds managed by Mercer Trust Company and its affiliates during 2008 and 2007. Transactions in these investments qualify as exempt party-in-interest transactions because an independent fiduciary (the Plan’s Retirement Committee) causes the Plan to make these investment decisions. Fees paid by the Plan to Mercer Trust Company amounted to $1,891 for 2008 and $1,513 for 2007. Fees paid by the Plan to The Bank of New York Mellon and Mellon Bank, N.A amounted to $218 for 2008 and $208 for 2007.

As the Plan sponsor, the Company is a party-in-interest with respect to the Plan. The Company’s employer contributions to the plan qualify as party-in-interest transactions. These transactions are exempt party-in-interest transactions because a fiduciary does not cause the Plan to participate in the transactions. In addition, there were no reimbursements of direct expenses paid by the Plan to the Company for Plan operations and administration in 2008 or 2007.

5.	EXCESS CONTRIBUTIONS PAYABLE TO PARTICIPANTS

The Plan is subject to certain compliance requirements of non-discrimination rules under ERISA and IRS guidelines. For the Plan years ended December 31, 2008 and 2007, the Plan failed certain of these non-discrimination tests due to lower contribution percentages by non-highly compensated eligible employees. In order to meet the compliance requirements, the Plan refunded a portion of the contributions made by highly compensated participants. The refund for 2008, paid in March 2009, totaled $389 and included approximately $265 of investment losses. The refund amount for 2007 was $567, paid in March 2008, including approximately $33 of investment earnings. The refunds are recorded as “Excess contributions payable to participants” in the December 31, 2008 and 2007 Statements of Net Assets Available for Benefits and included in “Benefit payments to participants” on the Statements of Changes in Net Assets Available for Benefits for the years ended December 31, 2008 and 2007.

NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007
(dollars in thousands)

6.	RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the amounts reflected in the Form 5500 as filed by the Company with the Employee Benefits Security Administration as of December 31:

	2008	2007

Net assets available for benefits per the financial statements	$1,239,389	$1,820,675
Other assets	(490)	—
Trustee and administrative fees payable	662	1,579

Net assets available for benefits per Form 5500	$1,239,561	$1,822,254

7.	SUBSEQUENT EVENT

Subsequent to the Plan year ended December 31, 2008, the Plan was amended in February 2009 to replace the fixed Company matching contribution with a discretionary matching contribution in an amount determined by resolution of the Company’s Board of Directors.

NORDSTROM 401(k) PLAN & PROFIT SHARING
FORM 5500, SCHEDULE H, PART IV, LINE 4i, SCHEDULE OF ASSETS (HELD AT END OF YEAR)
AS OF DECEMBER 31, 2008
(dollars in thousands)

Identity of issuer, borrower,		Description of investment including maturity date,		Fair
lessor or similar party		rate of interest, collateral, par, or maturity value		Value

*	Party-in-interest

*	Putnam Investments	Putnam Stable Value Fund	Common Collective Trust	158,911
	American Funds	American Europacific Growth Fund	Mutual Fund	116,958
*	Nordstrom, Inc.	Nordstrom Stock Fund	Common Stock	80,365
	Dodge & Cox	Dodge & Cox Stock Fund	Mutual Fund	68,923
	PIMCO	Pimco Total Return Fund	Mutual Fund	60,033
	Neuberger & Berman	Small Cap NBF Genesis Fund	Mutual Fund	56,636
	Rainier Investment Management	Rainier Small/Mid Cap Equity Fund	Mutual Fund	55,039
	Vanguard	Vanguard Institutional Index Fund	Mutual Fund	42,589
	Allianz Global Investors	Allianz RCM Large Cap Growth Fund	Mutual Fund	37,367
	Self-directed brokerage	Brokerage Securities	Self-Directed Brokerage Account	6,925
*	Putnam Investments	SDB Money Market Fund	Money Market Fund	3,501
*	Putnam Investments		Pending cash account	56
*	Participant Loans	Loan interest rates range from 5.0% to 10.5%. Loan repayment is made through regular payroll deductions for a period of up to 60 months for general loans and over a longer period for loans used to finance the purchase of a principal residence. If a participant’s employment terminates for any reason and the loan balances are not paid in full within 90 days of termination, the loan balances will be deemed distributed and become taxable income to the participant. Participants may continue to make loan repayments after termination of employment under procedures established by the Plan administrator.		65,784

Nordstrom Select Funds
(Including Nordstrom Select Conservative, Nordstrom Select Moderate and Nordstrom Select Growth Funds)

Dodge & Cox	Dodge & Cox Income Fund	Mutual Fund	91,823
PIMCO	Pimco Total Return Fund	Mutual Fund	88,582
Vanguard	Vanguard Institutional Index Fund	Mutual Fund	65,531
Dodge & Cox	Dodge & Cox Stock Fund	Mutual Fund	44,472
Neuberger & Berman	Neuberger Berman Genesis Institutional Fund	Mutual Fund	21,601
Capital Guardian	Capital Guardian International (Non-U.S.) Equity Fund	Common Collective Trust	35,979
Alliance Bernstein	Bernstein International Value Collective Trust Fund	Common Collective Trust	34,252
The Boston Company	Pooled Employee Daily Liquidity Fund	Common Collective Trust	1,168
3M Co.	3M Co.	Common Stock	433
Abbott Labs	Abbott Labs	Common Stock	1,116
Activision Blizzard, Inc.	Activision Blizzard, Inc.	Common Stock	285
Adobe Systems Inc.	Adobe Systems Inc.	Common Stock	466
Aegean Marine Petroleum Network Inc.	Aegean Marine Petroleum Network Inc.	Common Stock	236
Affiliated Managers Group, Inc.	Affiliated Managers Group, Inc.	Common Stock	243
Air Products and Chemicals, Inc.	Air Products and Chemicals, Inc.	Common Stock	429
Airgas, Inc.	Airgas, Inc.	Common Stock	216
Allegheny Energy, Inc.	Allegheny Energy, Inc.	Common Stock	283
Allergan, Inc.	Allergan, Inc.	Common Stock	447
Alliance Data Systems Corporation	Alliance Data Systems Corporation	Common Stock	188
Alpha Natural Resources, Inc.	Alpha Natural Resources, Inc.	Common Stock	127
Amazon.com, Inc.	Amazon.com, Inc.	Common Stock	650
American Campus Communities, Inc.	American Campus Communities, Inc.	Common Stock	145
Annaly Capital Management, Inc.	Annaly Capital Management, Inc.	Common Stock	336
ANSYS, Inc.	ANSYS, Inc.	Common Stock	100
Apple Inc.	Apple Inc.	Common Stock	1,157
Arch Capital Group Ltd.	Arch Capital Group Ltd.	Common Stock	82
Assurant, Inc.	Assurant, Inc.	Common Stock	320
AT&T, Inc.	AT&T, Inc.	Common Stock	1,131
Autodesk, Inc.	Autodesk, Inc.	Common Stock	150
Avon Products, Inc.	Avon Products, Inc.	Common Stock	481
Bally Technologies Inc.	Bally Technologies Inc.	Common Stock	263
Baxter International Inc.	Baxter International Inc.	Common Stock	744
BE Aerospace, Inc.	BE Aerospace, Inc.	Common Stock	182
BioMarin Pharmaceutical Inc.	BioMarin Pharmaceutical Inc.	Common Stock	120
Bristol Myers Squibb Co.	Bristol Myers Squibb Co.	Common Stock	485
Bucyrus International, Inc.	Bucyrus International, Inc.	Common Stock	227
Burger King Holdings, Inc.	Burger King Holdings, Inc.	Common Stock	291

Burlington Northern Santa Fe Corporation	Burlington Northern Santa Fe Corporation	Common Stock	812
Calgon Carbon Corporation	Calgon Carbon Corporation	Common Stock	108
Carrizo Oil & Gas, Inc.	Carrizo Oil & Gas, Inc.	Common Stock	95
Central European Distribution Corp	Central European Distribution Corp	Common Stock	54
Cephalon, Inc.	Cephalon, Inc.	Common Stock	441
CF Industries Holdings, Inc.	CF Industries Holdings, Inc.	Common Stock	117
Chattem, Inc.	Chattem, Inc.	Common Stock	225
Church & Dwight Co., Inc.	Church & Dwight Co., Inc.	Common Stock	140
Cisco Systems, Inc.	Cisco Systems, Inc.	Common Stock	807
Coach, Inc.	Coach, Inc.	Common Stock	83
The Coca-Cola Co.	The Coca-Cola Co.	Common Stock	1,025
Cognizant Technology Solutions Corporation	Cognizant Technology Solutions Corp.	Common Stock	168
Colgate-Palmolive Co.	Colgate-Palmolive Co.	Common Stock	968
CommScope, Inc.	CommScope, Inc.	Common Stock	99
ConAgra Foods, Inc.	ConAgra Foods, Inc.	Common Stock	148
Copart, Inc.	Copart, Inc.	Common Stock	106
Corn Products International, Inc.	Corn Products International, Inc.	Common Stock	118
Covanta Holding Corporation	Covanta Holding Corporation	Common Stock	175
Covidien Ltd.	Covidien Ltd.	Common Stock	433
Crown Holdings, Inc.	Crown Holdings, Inc.	Common Stock	128
CVS Caremark Corp.	CVS Caremark Corp.	Common Stock	1,082
DaVita Inc.	DaVita Inc.	Common Stock	534
Deckers Outdoor Corporation	Deckers Outdoor Corporation	Common Stock	260
Deere & Company	Deere & Company	Common Stock	566
Delta Air Lines, Inc.	Delta Air Lines, Inc.	Common Stock	123
Devon Energy Corporation	Devon Energy Corporation	Common Stock	398
Digital Realty Trust, Inc.	Digital Realty Trust, Inc.	Common Stock	575
Diodes, Inc.	Diodes, Inc.	Common Stock	57
The Walt Disney Company	The Walt Disney Company	Common Stock	766
El Paso Electric Co.	El Paso Electric Co.	Common Stock	126
EMC Corp.	EMC Corp.	Common Stock	438
EMCOR Group, Inc.	EMCOR Group, Inc.	Common Stock	283
Endo Pharmaceuticals Holdings, Inc.	Endo Pharmaceuticals Holdings, Inc.	Common Stock	340
Energizer Holdings, Inc.	Energizer Holdings, Inc.	Common Stock	198
EnerSys	EnerSys	Common Stock	125
Esterline Technologies Corporation	Esterline Technologies Corporation	Common Stock	140
Exxon Mobil Corp.	Exxon Mobil Corp.	Common Stock	1,928
F5 Network, Inc.	F5 Network, Inc.	Common Stock	140
Fiserv, Inc.	Fiserv, Inc.	Common Stock	205
FLIR Systems, Inc.	FLIR Systems, Inc.	Common Stock	201
Flowserve Corporation	Flowserve Corporation	Common Stock	167
Foster Wheeler AG	Foster Wheeler AG	Common Stock	315

FTI Consulting, Inc.	FTI Consulting, Inc.	Common Stock	210
GameStop Corp.	GameStop Corp.	Common Stock	260
Genentech, Inc.	Genentech, Inc.	Common Stock	1,101
Gildan Activewear Inc.	Gildan Activewear Inc.	Common Stock	137
Gilead Sciences, Inc.	Gilead Sciences, Inc.	Common Stock	1,253
The Goldman Sachs Group, Inc.	The Goldman Sachs Group, Inc.	Common Stock	355
Google, Inc.	Google, Inc.	Common Stock	877
Guess?, Inc.	Guess?, Inc.	Common Stock	54
Hewitt Associates, Inc.	Hewitt Associates, Inc.	Common Stock	121
Hewlett Packard Co.	Hewlett Packard Co.	Common Stock	1,042
Hittite Microwave Corporation	Hittite Microwave Corporation	Common Stock	122
Hologic, Inc.	Hologic, Inc.	Common Stock	248
Hornbeck Offshore Services, Inc.	Hornbeck Offshore Services, Inc.	Common Stock	114
Huron Consulting Group Inc.	Huron Consulting Group Inc.	Common Stock	176
ICON plc (ADR)	ICON plc (ADR)	Common Stock	112
Immucor, Inc.	Immucor, Inc.	Common Stock	378
Intel Corp.	Intel Corp.	Common Stock	826
IntercontinentalExchange, Inc.	IntercontinentalExchange, Inc.	Common Stock	816
xIntersil Corp.	Intersil Corp.	Common Stock	147
Intuitive Surgical, Inc.	Intuitive Surgical, Inc.	Common Stock	156
Inverness Medical Innovations, Inc.	Inverness Medical Innovations, Inc.	Common Stock	135
Invesco Ltd.	Invesco Ltd.	Common Stock	560
ION Geophysical Corp.	ION Geophysical Corp.	Common Stock	73
ITC Holdings Corp.	ITC Holdings Corp.	Common Stock	363
ITT Corporation	ITT Corporation	Common Stock	206
ITT Educational Services, Inc.	ITT Educational Services, Inc.	Common Stock	150
J. Crew Group, Inc.	J. Crew Group, Inc.	Common Stock	73
Jack in the Box Inc.	Jack in the Box Inc.	Common Stock	208
The J.M. Smucker Company	The J.M. Smucker Company	Common Stock	73
JPMorgan Chase & Co.	JPMorgan Chase & Co.	Common Stock	770
Kansas City Southern	Kansas City Southern	Common Stock	161
Kirby Corporation	Kirby Corporation	Common Stock	209
Lazard Ltd.	Lazard Ltd.	Common Stock	337
LKQ Corporation	LKQ Corporation	Common Stock	76
Lowe’s Companies, Inc.	Lowe's Companies, Inc.	Common Stock	504
M&T Bank Corporation	M&T Bank Corporation	Common Stock	156
Manitowoc Company, Inc.	Manitowoc Company, Inc.	Common Stock	68
Mariner Energy, Inc.	Mariner Energy, Inc.	Common Stock	213
McAfee, Inc.	McAfee, Inc.	Common Stock	282
McDermott International, Inc.	McDermott International, Inc.	Common Stock	192
McDonald’s Corp.	McDonald’s Corp.	Common Stock	1,474
Medco Health Solutions Inc.	Medco Health Solutions Inc.	Common Stock	581

MICROS Systems, Inc.	MICROS Systems, Inc.	Common Stock	136
Microsoft Corp.	Microsoft Corp.	Common Stock	881
Monolithic Power Systems, Inc.	Monolithic Power Systems, Inc.	Common Stock	106
Monsanto Co.	Monsanto Co.	Common Stock	626
NII Holdings, Inc.	NII Holdings, Inc.	Common Stock	49
NIKE, Inc.	NIKE, Inc.	Common Stock	477
Noble Corp.	Noble Corp.	Common Stock	71
Northern Trust Corporation	Northern Trust Corporation	Common Stock	1,053
Nuance Communications, Inc.	Nuance Communications, Inc.	Common Stock	363
NuVasive, Inc.	NuVasive, Inc.	Common Stock	87
Omniture, Inc.	Omniture, Inc.	Common Stock	88
Oracle Corporation	Oracle Corporation	Common Stock	925
O’Reilly Automotive, Inc.	O'Reilly Automotive, Inc.	Common Stock	163
Ormat Technologies Inc.	Ormat Technologies Inc.	Common Stock	221
Owens-Illinois, Inc.	Owens-Illinois, Inc.	Common Stock	109
Pediatrix Medical Group, Inc.	Pediatrix Medical Group, Inc.	Common Stock	83
Pepsico, Inc.	Pepsico, Inc.	Common Stock	917
Pioneer Natural Resources Co.	Pioneer Natural Resources Co.	Common Stock	230
Precision Castparts Corp.	Precision Castparts Corp.	Common Stock	424
Proctor & Gamble Co.	Proctor & Gamble Co.	Common Stock	532
Prosperity Bancshares, Inc.	Prosperity Bancshares, Inc.	Common Stock	179
Psychiatric Solutions, Inc.	Psychiatric Solutions, Inc.	Common Stock	157
Qiagen N.V.	Qiagen N.V.	Common Stock	450
QUALCOMM Inc.	QUALCOMM Inc.	Common Stock	938
Raymond James Financial, Inc.	Raymond James Financial, Inc.	Common Stock	455
Research In Motion Limited	Research In Motion Limited	Common Stock	256
ResMed Inc.	ResMed Inc.	Common Stock	202
Rockwell Collins Inc.	Rockwell Collins Inc.	Common Stock	211
Schlumberger Limited	Schlumberger Limited	Common Stock	757
The Charles Schwab Corp.	The Charles Schwab Corp.	Common Stock	755
Seabridge Gold, Inc.	Seabridge Gold, Inc.	Common Stock	14
Silicon Laboratories, Inc.	Silicon Laboratories, Inc.	Common Stock	124
SonoSite Inc.	SonoSite Inc.	Common Stock	73
Sotheby’s	Sotheby’s	Common Stock	120
SPX Corporation	SPX Corporation	Common Stock	203
St. Jude Medical, Inc.	St. Jude Medical, Inc.	Common Stock	687
StanCorp Financial Group Inc.	StanCorp Financial Group Inc.	Common Stock	327
State Street Corp.	State Street Corp.	Common Stock	331
Sun Healthcare Group, Inc.	Sun Healthcare Group, Inc.	Common Stock	104
SunPower Corporation	SunPower Corporation	Common Stock	62
Teva Pharmaceutical Industries Ltd.	Teva Pharmaceutical Industries Ltd.	Common Stock	1,081
Texas Instruments, Inc.	Texas Instruments, Inc.	Common Stock	444

Thermo Fisher Scientific Inc.	Thermo Fisher Scientific Inc.	Common Stock	994
Transocean Ltd.	Transocean Ltd.	Common Stock	358
Treehouse Foods Inc.	Treehouse Foods Inc.	Common Stock	175
Trimble Navigation Ltd.	Trimble Navigation Ltd.	Common Stock	150
tw telecom inc.	tw telecom inc.	Common Stock	99
United Therapeutics Corp.	United Therapeutics Corp.	Common Stock	109
Universal Electronics Inc.	Universal Electronics Inc.	Common Stock	59
Urban Outfitters, Inc.	Urban Outfitters, Inc.	Common Stock	97
U.S. Bancorp	U.S. Bancorp	Common Stock	540
V.F. Corporation	V.F. Corporation	Common Stock	174
Verizon Communications Inc.	Verizon Communications Inc.	Common Stock	626
Wabtec Corp.	Wabtec Corp.	Common Stock	153
Wal-Mart Stores Inc.	Wal-Mart Stores Inc.	Common Stock	1,391
Watson Wyatt Worldwide, Inc.	Watson Wyatt Worldwide, Inc.	Common Stock	207
Weatherford International Ltd.	Weatherford International Ltd.	Common Stock	479
Whiting Petroleum Corp.	Whiting Petroleum Corp.	Common Stock	320
Willis Group Holdings Ltd.	Willis Group Holdings Ltd.	Common Stock	98
Wisconsin Energy Corp.	Wisconsin Energy Corp.	Common Stock	63
Xcel Energy Inc.	Xcel Energy Inc.	Common Stock	89
XTO Energy Inc.	XTO Energy Inc.	Common Stock	575